SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

April 26, 2017

(Date of earliest event Reported)

NEXT GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	333-148987	20-3537265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Brickell Avenue, Suite 2200, Miami, FL, 33131
(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 611-3622

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

NOTE ABOUT FORWARD LOOKING STATEMENTS

Most of the matters discussed within this report include forward-looking statements on our current expectations and projections about future events. In some cases you can identify forward-looking statements by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These statements are based on our current beliefs, expectations, and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. Such risks and uncertainties include the risks noted under “Item 1A Risk Factors.” We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 1.01. Entry into a Definitive Material Agreement.

On April 26, 2017 Next Group Holdings, Inc, ("NXGH" or the "Company") signed a Purchase and Sale Agreement with Dean Keatin Marketing, LLC ("DKM") and related parties to sell back AIM (Accent Intermedia, LLC) to DKM. This Agreement will release NXGH from approximately $1.9 million in debt and other obligations. NXGH acquired AIM from DKM when it signed the previous “Purchase and Sale Agreement” on July 22, 2016.

As per the Agreement, NXGH shall sell, transfer and deliver to DKM, 100% of the capital stock of Transaction Processing Products, Inc. (“TPP”) and all AIM venture debt, for $1. DKM will indemnify and hold harmless NXGH for any and all liabilities or costs incurred by NXGH arising from AIM prior to July 7, 2016 including the approximate $2 million in payables currently being carried by AIM. Upon execution, this $2 million in payables will be removed from the consolidated financial statements of NXGH. NXGH is responsible for any and all costs associated with the termination of any employee of AIM that occurred after July 7, 2016 to the date of this Agreement.

As per the Agreement, NXGH shall be entitled to 45% of the gross proceeds of any settlement or judgment obtained by AIM, DKM, TPP or any of their assignees or successors in interest from its litigation against ComData, Inc./FleetCor (the “FleetCor Litigation).

The parties have agreed to use their best efforts to complete all pre-closing due diligence and enter into a definitive agreement.

Item 9.01 Exhibit

99.1	PURCHASE AND SALE AGREEMENT

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2017	NEXT GROUP HOLDINGS, INC.

	By:	/s/ Arik Maimon
Arik Maimon
Chief Executive Officer

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